Exhibit 99.1

For Immediate Release
May 2, 2014

PNM Resources Reports 2014 First Quarter Results
2014 Guidance Affirmed, Conference Call Set for 11 a.m. EDT Today

PNM Resources (In millions, except EPS)

	Q1 2014	Q1 2013
GAAP net earnings	$12.5	$10.6
GAAP EPS	$0.16	$0.13
Ongoing earnings	$14.2	$14.7
Ongoing EPS	$0.18	$0.18

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today released the company’s 2014 first quarter earnings results. In addition, management affirmed its 2014 consolidated ongoing earnings guidance range of $1.42 to $1.52 per diluted share.

“In the first quarter, PNM Resources delivered consistent earnings by efficiently managing operations and successfully navigating a still-sluggish economy” said Pat Vincent-Collawn, PNM Resources’ chairman, president, and CEO. “The company is on track financially, and we remain focused on delivering excellent reliability and responding to the needs of our customers. Significantly, on April 30 Standard and Poor’s recognized continued improvements in our business by changing the outlook for PNM Resources, PNM, and TNMP to positive.”

On April 30, the U.S. Environmental Protection Agency (EPA) issued its draft proposed approval for the Revised State Implementation Plan for PNM’s San Juan Generating Station. The company anticipates that EPA will issue a final determination on the plan by the end of September. PNM has also requested approval from the New Mexico Public Regulation Commission for the two-unit retirement and the company’s proposals for replacement power.

SEGMENT REPORTING OF 2014 FIRST QUARTER EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2014	Q1 2013
GAAP net earnings	$7.5	$11.4
GAAP EPS	$0.09	$0.14
Ongoing earnings	$9.0	$14.0
Ongoing EPS	$0.11	$0.17
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PNM Resources Reports Q1 Earnings            5-2-14                    p. 2 of 3

•
In the first quarter, PNM’s ongoing earnings benefitted primarily from rate relief, higher market prices for Palo Verde unit 3, and nuclear decommissioning trust gains. These benefits only partially offset the impacts of weather, a decrease in load, and an increase in power plant outage expenses.

TNMP - an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2014	Q1 2013
GAAP net earnings	$6.8	$3.7
GAAP EPS	$0.09	$0.05
Ongoing earnings	$6.8	$3.7
Ongoing EPS	$0.09	$0.05

•	In the first quarter, TNMP’s ongoing earnings benefitted from additional revenue from transmission cost of service rate relief, continued strong load growth, and weather.

Corporate and Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q1 2014	Q1 2013
GAAP net earnings (loss)	($1.9)	($4.5)
GAAP EPS	($0.02)	($0.06)
Ongoing earnings (loss)	($1.6)	($3.0)
Ongoing EPS	($0.02)	($0.04)

•	In the first quarter, Corporate and Other’s ongoing earnings benefitted from lower interest expense.
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN TODAY
PNM Resources will discuss first quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources first quarter conference call.”

A telephone replay will be available at 2 p.m. Eastern until midnight May 16 by dialing (855) 859-2056 or (404) 537-3406 and using the confirmation code 31424826. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            5-2-14                        p. 3 of 3

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2013 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,572 megawatts of generation capacity and provides electricity to more than 746,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP net earnings, nor their probable impact on GAAP net earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended March 31, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$7,542	$6,803	$(1,877)	$12,468
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	1,673	—	—	1,673
Net change in unrealized impairments of available-for-sale securities[2]	(219)	—	—	(219)
New Mexico corporate income tax rate change[3]	—	—	240	240
Total Adjustments	1,454	—	240	1,694
Ongoing Earnings (Loss)	$8,996	$6,803	$(1,637)	$14,162

Quarter Ended March 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$11,437	$3,726	$(4,537)	$10,626
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[4]	2,962	—	—	2,962
Net change in unrealized impairments of available-for-sale securities[2]	(362)	—	—	(362)
State tax credit impairment[3]	—	—	1,518	1,518
Total Adjustments	2,600	—	1,518	4,118
Ongoing Earnings (Loss)	$14,037	$3,726	$(3,019)	$14,744

2014 income tax effects calculated using tax rates of 35.00% for TNMP and 39.42% for other segments.
2013 income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[5] impacts reflected in "Electric Operating Revenues" ($2,923 thousand reduction) and "Cost of energy" ($161 thousand reduction)
[2]Pre-tax[5] impact reflected in "Gains on available-for-sale securities'"
[3]Impact reflected in "Income Taxes"
[4]Pre-tax[5] impacts reflected in "Electric Operating Revenues" ($5,920 thousand reduction) and "Cost of energy" ($1,018 thousand reduction)
[5]Tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended March 31, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.09	$0.09	$(0.02)	$0.16
Adjusting items
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	—	—
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.11	$0.09	$(0.02)	$0.18
Average Diluted Shares Outstanding: 80,387,297

Quarter Ended March 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.14	$0.05	$(0.06)	$0.13
Adjusting items
Mark-to-market impact of economic hedges	0.04	—	—	0.04
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
State tax credit impairment	—	—	0.02	0.02
Total Adjustments	0.03	—	0.02	0.05
Ongoing Earnings (Loss)	$0.17	$0.05	$(0.04)	$0.18
Average Diluted Shares Outstanding: 80,580,184

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share amounts)
Electric Operating Revenues	$328,897	$317,665
Operating Expenses:
Cost of energy	112,614	104,706
Administrative and general	43,859	44,691
Energy production costs	47,288	43,573
Depreciation and amortization	41,965	40,807
Transmission and distribution costs	16,906	16,295
Taxes other than income taxes	17,512	16,889
Total operating expenses	280,144	266,961
Operating income	48,753	50,704
Other Income and Deductions:
Interest income	2,117	2,634
Gains on available-for-sale securities	2,573	1,530
Other income	1,574	1,710
Other (deductions)	(2,931)	(3,350)
Net other income and deductions	3,333	2,524
Interest Charges	29,535	31,297
Earnings before Income Taxes	22,551	21,931
Income Taxes	6,420	7,969
Net Earnings	16,131	13,962
(Earnings) Attributable to Valencia Non-controlling Interest	(3,531)	(3,204)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$12,468	$10,626
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.16	$0.13
Diluted	$0.16	$0.13
Dividends Declared per Common Share	$0.185	$0.165